SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 22, 2016

Date of Report (Date of Earliest Event Reported)

          Rancon Realty Fund IV,
a California limited partnership

(Exact name of registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

0-14207	33-0016355
(Commission File Number)	(IRS Employer Identification No.)

400 South El Camino Real, Suite 1100, San Mateo, California 94402-1708
(Address of principal executive offices) (Zip Code)

(650) 343-9300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))

Item 8.01	Other Events.

On March 22, 2016 (the “Effective Date”), Rancon Realty Fund IV, a California limited partnership (the “Partnership”), completed its liquidation pursuant to the Plan of Liquidation (the “Plan of Liquidation”) previously adopted by its general partners (the “General Partners”) and approved by its limited partners (the “Limited Partners” and, together with the General Partners, the “Partners”). The Plan of Liquidation authorizes the General Partners to transfer and assign the Partnership’s remaining assets to a liquidating trust to facilitate the Partnership’s dissolution. In furtherance of the Plan of Liquidation, on March 21, 2016, the Partnership entered into a Liquidating Trust Agreement (the “Liquidating Trust Agreement”) with Rancon Financial Corporation, as trustee of the Liquidating Trust (the “Trustee”), in connection with the formation of The Rancon Realty Fund IV Liquidating Trust (the “Liquidating Trust”).

In accordance with the Liquidating Trust Agreement, on the Effective Date, the Partnership transferred all of its remaining assets to the Liquidating Trust to be administered, disposed of or provided for in accordance with the terms and conditions of the Liquidating Trust Agreement. Also as of the Effective Date, the Partners, as beneficiaries of the Liquidating Trust (“Beneficiaries”), have received beneficial interests in the Liquidating Trust (the “Beneficial Interests”). The purpose of the Liquidating Trust is to provide for the orderly liquidation of the assets transferred to it by the Partnership, to pay the liabilities of the Partnership and the expenses of administering the Liquidating Trust, and to make liquidating distributions to the Beneficiaries in accordance with their Beneficial Interests. The existence of the Liquidating Trust will terminate upon a date determined by the Trustee (the “Termination Date”) after the Trustee has distributed to all Beneficiaries, other than Beneficiaries who cannot be located (“Missing Beneficiaries”), all of the Trust’s assets in accordance with the terms of the Liquidating Trust Agreement, which is intended to take place within three years from the date of the Liquidating Trust’s formation; provided that the Trustee has the discretion to delay such final distribution if in its good faith determination it should not be made at that time, so long as such date is no more than 21 years after the date of the Liquidating Trust Agreement. The existence of the Liquidating Trust may, however, be extended beyond such three year term if the Trustee determines that the final distribution should not be made at that time. Notwithstanding such termination of the Liquidating Trust and the Trust Agreement on the Termination Date, the Liquidating Trust shall continue to exist for the purpose of winding up its affairs, collecting and discharging its remaining obligations, and disposing of its remaining assets, including disposing of any assets that are distributable to Missing Beneficiaries in accordance with applicable state laws regarding escheatment and abandoned property.

On March 25, 2016, the Partnership filed a Certificate of Cancellation with the California Secretary of State, cancelling the limited partnership, and filed a Form 15 with the Securities and Exchange Commission (the “Commission”) to terminate the registration of the limited partnership units in the Partnership. Accordingly, the Partnership will cease filing reports under the Securities Exchange Act of 1934. However, the Trustee will cause annual reports provided to Beneficiaries to be filed with the Commission under cover of Form 10-K and periodic reports provided to Beneficiaries to be filed with the Commission under cover of Form 8-K.

The foregoing summary of the Liquidating Trust Agreement is qualified in its entirety by reference to the full text of the Liquidating Trust Agreement, which is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Liquidating Trust Agreement between the Partnership and Rancon Financial Corporation, dated March 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCON REALTY FUND IV,
A California Limited Partnership

By	Rancon Financial Corporation,
The General Partner

By	/s/ Daniel L. Stephenson
Daniel L. Stephenson
Chairman

And	/s/ Daniel L. Stephenson
Daniel L. Stephenson
General Partner

Date: March 25, 2016

INDEX TO EXHIBITS

Exhibit	Description
99.1	Liquidating Trust Agreement between the Partnership and Rancon Financial Corporation, dated March 21, 2016.